EXHIBIT 99.1

AppTech Payments Corp. Closes the Acquisition of Hothand and their Powerful Patent Portfolio.

CARLSBAD, Calif., May 24, 2022 (GLOBE NEWSWIRE) – AppTech Payments Corp. (“AppTech”) (NASDAQ: APCX), a Fintech company powering commerce experiences, is excited to announce the closing of its acquisition of Hothand Inc. (“Hothand”), a patent holding company that owns the intellectual property rights to a patent portfolio that broadly covers geofence triggered ecommerce and/or advertising via cell phone.

The purchase price was a combination of cash and stock, to be disbursed upon predetermined revenue milestones.

AppTech now owns Hothand’s portfolio of twelve patents including USPTO 7,693,752; USPTO 8,554,632; USPTO 8,799,102; USPTO 9,436,956; USPTO 10,102,556; USPTO 10,127,592; USPTO 10,600,094; USPTO 10,621,639; USPTO 10,846,726; USPTO 10,846,727; USPTO 10,909,593; USPTO 11,107,140. These patents are focused on the delivery, purchase, or request of any products or services within specific geolocation and time parameters, provided by a consumer’s cell phone anywhere in the United States. Additionally, Hothand’s family of patents includes a patent that protects advertising on a store’s mobile application when the cell phone is in the store and the ads shown are being triggered by geolocation tagging.

The acquisition of Hothands’ intellectual property portfolio continues to secure AppTech as a serious provider of Fintech services. In combination with AppTech’s current patents and platform, these patents allow simple integration and a consistent buyer experience via all channels of commerce, including virtual and augmented reality environments and the Metaverse, positioning AppTech as a unique provider in the Fintech marketplace.

“We are excited to officially begin the process of combining our technologies with those of Hothand, which will serve as a cornerstone of AppTech’s upcoming product suite,” said Luke D’Angelo, CEO of AppTech. “The Hothand patents have successfully been defended in the U.S. court system, and together with our current IP, AppTech has a strong foundation to become a Fintech leader. Our combined 16 patents encompass services from the taking of payments through digital banking services. Ultimately, we are creating a barrier to competitors, which will be difficult to breach without licensing our technology or paying a royalty to AppTech for online transactions and/or geofence triggered advertising. Our strong patent portfolio will be critical as we continue to roll-out our Fintech platform world-wide and explore out-licensing agreements with various companies.”

About AppTech

AppTech Payments Corp. is developing a modular and highly scalable and secure Fintech platform that is set to fuel the future of commerce. AppTech’s proprietary software provides progressive and adaptable products through a suite of synergistic offerings directly to merchants, banking institutions and business enterprises. Our platform drives B2B, B2C and P2P capabilities in payments-as-a-service (Paas) and Banking-as-a-service (Baas), including crypto currency payments and contactless payment options like text-to-pay, QR, mobile-to-mobile and payments in the Metaverse. The APCX platform powers commerce so our clients, including SaaS, e-commerce, technology, retail, financial and consumer brand companies can deliver seamless (commerce) experiences to their customers when, where and how they want to transact.

For more information about our Company, please visit www.apptechcorp.com.

Forward-Looking Statements

This press release contains forward-looking statements that are inherently subject to risks and uncertainties. Any statements contained in this document that are not historical facts are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Words such as “anticipate, believe, estimate, expect, forecast, intend, may, plan, project, predict, should, will” and similar expressions as they relate to AppTech are intended to identify such forward-looking statements. These risks and uncertainties include, but are not limited to, general economic and business conditions, effects of continued geopolitical unrest and regional conflicts, competition, changes in methods of marketing, delays in manufacturing or distribution, changes in customer order patterns, changes in customer offering mix, and various other factors beyond the Company’s control. Actual events or results may differ materially from those described in this press release due to any of these factors. AppTech is under no obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact

Lytham Partners, LLC

Mr. Ben Shamsian

shamsian@lythampartners.com

(646) 829-9701

Media Contact

KCD PR

apptech@kcdpr.com

(610) 955-7759

AppTech Payments Corp.

info@apptechcorp.com

(760) 707-5959